Exhibit 3.6

BYLAWS OF BURLINGTON COAT FACTORY WAREHOUSE OF ANCHORAGE, INC.

(an Alaska corporation)

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 10.06.350 of the Alaska Corporations Code (“Corporations Code”) and by any other applicable provision of law.

2. FRACTIONAL SHARES OR SCRIP. The corporation may issue a fractional share, and, by action of the Board of Directors, may issue, instead of a fractional certificate, scrip in registered or bearer form that entitles the holder to receive a full share upon the surrender of scrip aggregating a full share. A fractional share entitles the holder to exercise voting rights, to receive dividends, and to participate in the assets of the corporation in the event of liquidation. Unless otherwise provided in the scrip, scrip does not entitle the holder to exercise voting rights, to receive dividends, or to participate in the assets of the corporation in the event of liquidation. The Board of Directors may issue scrip subject to the condition that it is void if not exchanged for full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds distributed to the holders of that scrip, or subject to other conditions that the Board of Directors considers advisable.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4. CLOSING OF STOCK TRANSFER BOOKS - RECORD DATE FOR SHAREHOLDERS. To determine the shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment of a meeting, or to determine the shareholders entitled to receive payment of a dividend, or to determine the shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not exceeding seventy days. If the stock transfer books are closed to determine shareholders entitled to notice of or to vote at a meeting of shareholders, they shall be closed for at least twenty days immediately preceding the meeting. Instead of closing the stock transfer books, the Board of Directors may fix a date as the record date for the determination of shareholders. This record date may not be more than sixty days and, in the case of a meeting of shareholders not less than twenty days before the date on which the particular action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed and a record date is not fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring the dividend is adopted, is the record date for the determination of shareholders. When a determination of shareholders entitled to vote at a meeting of shareholders has been made as provided in this section, the determination applies to an adjournment of the meeting of shareholders.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Corporations Code confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

•	TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Corporations Code confers the right to call a special meeting upon the shareholders.

•	PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Alaska as the directors shall from time to time fix.

•	CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called by the directors, the Chairman of the Board of Directors, the President, the Secretary, any officer instructed by the directors or the President to call the meeting, or by any other person or persons upon whom the Corporations Code confers the right to call a special meeting.

•	NOTICE OR WAIVER OF NOTICE. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than twenty or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, the officer, or persons calling the meeting, to each shareholder. A waiver of notice in writing signed by a shareholder, whether before or after the time stated for notice, is equivalent to the giving of notice.

•	VOTING LIST FOR MEETING. At least twenty days before each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a list of shareholders arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder. The list shall be kept on file at the registered office of the corporation and is subject to inspection by a shareholder or the agent or attorney of a shareholder at any time during usual business hours for a period of twenty days before the meeting. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of shareholder during the meeting.

- CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

•	PROXY REPRESENTATION. Each person entitled to vote shares may authorize another person or persons to act by proxy with respect to the shares. A proxy is not valid after the expiration of eleven months from the date of the proxy unless it qualifies as an irrevocable proxy under Section 10.06.418 of the Corporations Code. A proxy continues in full force and effect until revoked by the person executing it, except as otherwise provided in Section 10.06.418 of the Corporations Code.

•	SHARES HELD BY NOMINEES. Pursuant to the provisions of Sections 10.06.356 of the Corporation Code, the corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder.

•	QUORUM. Unless otherwise provided in the articles of incorporation, a majority of the votes of shares represented in person or by proxy, constitutes a quorum at a meeting of shareholders. Shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken other than adjournment is approved by at least a majority of votes of shares required to constitute a quorum.

•	VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum is present, the affirmative vote of the majority of votes of shares represented at the meeting and entitled to vote on the subject matter is the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Corporations Code, the articles of incorporation, or these Bylaws.

7. ACTION WITHOUT MEETING. Whenever under any provision of the Corporations Code shareholders are required or permitted to take action by vote, the action may be taken without a meeting by written consents, identical in content, setting out the action taken, signed by the holders of all outstanding shares entitled to vote on the action.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. Directors need not be shareholders, citizens of the United States, or residents of the State of Alaska. The initial Board of Directors consists of              persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than              nor more than             . The number of directors may be fixed or changed from time to time, within such minimum and maximum, by approval of the Board of Directors or the shareholders in the manner herein provided, subject to any requirements or limitation of the Corporations Code. If not so fixed, the number shall be             . The number of directors shall never be less than one. Except as otherwise provided by the Corporations Code, after the issuance of shares, a Bylaw specifying or changing a fixed number of directors, or the maximum or minimum number of directors or changing from a fixed to a variable Board or vice-versa, shall be adopted by approval of the outstanding shares in the manner prescribed by the Corporations Code.

3. TERMS AND VACANCIES. The members of the first Board of Directors shall hold office until the first annual meeting of shareholders, and until their successors have been elected and qualified. All other directors shall hold office until the next succeeding annual meeting and until their successors have been elected and qualified. A decrease in the number of directors may not shorten an incumbent director’s term. A director elected to fill a vacancy shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Vacancies may be filled in the manner prescribed by the Corporations Code.

4. MEETINGS.

•	TIME. Meetings of the Board of Directors or of a committee of the Board shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

•	PLACE. The Board of Directors or a committee of the Board may hold regular or special meetings in or out of the State of Alaska at such place as shall be fixed by the Board.

•	CALL. A regular or special meeting of the Board of Directors or a committee of the Board may be called by or at the direction of the Chairman of the Board, if any, of the President, a Vice-President, the Secretary, or a director.

•	NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting if the time and place of the meeting is fixed by the Board of Directors. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not disclose the business to be transacted or the purpose of the meeting. If notice is required to be given to a director of the corporation under the provisions of the Corporations Code or under the provisions of the articles of incorporation or these Bylaws, a waiver of the notice in writing signed by the director entitled to notice, whether before or after the time stated for notice, is equivalent to the giving of notice.

Notice of a meeting need not be given to a director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting before the meeting or at its commencement the lack of notice.

•	QUORUM AND ACTION. A majority of the number of directors fixed under the articles of incorporation or these Bylaws constitutes a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, unless the act of a greater number is required by the articles of incorporation or these Bylaws. The provisions of this section apply with the equal force to committees of the Board of Directors established under the provisions of the Corporations Code and to action by committees. The Board of Directors or a committee designated by the Board of Directors can validly conduct a meeting by communicating simultaneously with each other by means of conference telephones or similar communications equipment.

•	CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors without reason pursuant to the provisions of Section 10.06.460 of the Corporations Code.

6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees of the Board. Unless the number of directors fixed in accordance with section 10.06.453 of the Corporations Code is less than three, each committee shall have at least two members, who serve at the pleasure of the Board of Directors. Each committee, to the extent provided in the resolution or the articles of incorporation or these Bylaws, has the authority of the Board of Directors, except such authority as may not be delegated under the Corporations Code.

7. ACTION WITHOUT MEETING. Action required or permitted by the Corporations Code to be taken at a Board of Directors’ meeting or at a committee meeting may be taken without a meeting on written consents, identical in content, setting out the action taken and signed by all the members of the Board or the committee. The written consents shall be filed with the minutes.

ARTICLE III

OFFICERS

The corporation shall have a President, and a Secretary, a Treasurer, and other officers with titles and duties as determined by the Board of Directors and as may be necessary to enable the corporation to sign instruments and share certificates. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all of the issued and outstanding stock of the corporation is owned by one person, the person may hold all or any combination of offices. Officers shall be chosen by the Board of Directors and serve at the pleasure of the Board. An officer may resign at any time upon written notice to the corporation.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

Except as any provision of the Corporations Code may otherwise require, Bylaws may be adopted, amended, or repealed either by approval of the outstanding shares in the manner prescribed by the Corporations Code or by approval of the Board of Directors.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Burlington Coat Factory Warehouse of Anchorage, Inc., a corporation of the State of Alaska, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: December 7, 1990

/s/ Paul Tang
Assistant Secretary of Burlington Coat Factory Warehouse of Anchorage, Inc.